FOOD TECHNOLOGY SERVICE, INC. ANNOUNCES SHARE REPURCHASE PROGRAM
FOR IMMEDIATE RELEASE
JUNE 6, 2006
(Mulberry, FL) - Food Technology Service, Inc., (Nasdaq VIFL) announced that its Board of Directors has authorized a share repurchase program to acquire up to $150,000 of the Company’s common shares currently outstanding. The program will be dependent upon market conditions and other factors. There is no guarantee as to the exact number of shares to be repurchased by the Company. Repurchases under this program will be made utilizing the Company’s own cash resources. The repurchases generally would be made in either privately negotiated transactions or through the open market, in accordance with SEC Rule 10b-18.
ABOUT FOOD TECHNOLOGY SERVICE, INC.
Food Technology Service, Inc. operates an irradiation facility and provides contract sterilization services to the food, medical devices and consumer goods industries, to enhance the safety of those products. The Company is certified to ISO 13485:2003 standards for the provision of radiation sterilization services for medical devices. Food Technology Service, Inc. is headquartered in Mulberry, Florida. To learn more about Food Technology Service, Inc., please visit www.ftsi.us.
CAUTION ABOUT FORWARD-LOOKING STATEMENTS
In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Food Technology Service, Inc. notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect,” “anticipate,” “intend,” “consider,” “plan,” “believe,” “seek,” “ should,” “estimate,” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may cause the Company’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see the Company’s 10-KSB, 10-QSB, and other 8-K filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information or future events.
FOR MORE INFORMATION:
Contact: Richard G. Hunter, Ph D., CEO/CFO
(863) 425-0039
www.ftsi.us